UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2023

Tabula Rasa HealthCare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37888	46-5726437
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Strawbridge Drive, Suite 100, Moorestown, New Jersey	08057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 648-2767

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 5, 2023, Tabula Rasa HealthCare, Inc. (“TRHC” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Locke Buyer, LLC, a Delaware limited liability company (“Parent”), and Locke Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on the terms and conditions set forth therein and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Consummation of the Merger is subject to the approval of the Company’s stockholders, receipt of certain required regulatory approvals and other customary closing conditions.

On the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the board of directors of the Company (the “Board”), at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (i) owned by Parent or Merger Sub, (ii) owned by the Company as treasury shares or (iii) held by any person who properly exercises appraisal rights under the DGCL) shall be converted into the right to receive an amount in cash equal to $10.50 per share, without interest (the “Merger Consideration”).

In addition, on the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each outstanding (i) (A) restricted stock unit that is subject solely to time-based vesting conditions (each, a “Company RSU”), whether vested or unvested, and (B) share of Company Common Stock that is subject to vesting, repurchase or forfeiture (each, a “Company Restricted Share”), and (ii) restricted stock unit that is subject to both performance-based and time-based vesting conditions (each, a “Company PSU”) that is vested as of immediately prior to the Effective Time but not yet settled or that automatically vests as a result of the Merger in accordance with its terms and without the exercise of discretion (each, a “Vested Company PSU”), in the case of each of clause (i) and (ii), will be canceled and the holder thereof will be entitled to receive an amount in cash equal to the Merger Consideration, provided that any Company PSU that does not constitute a Vested Company PSU will be forfeited and canceled for no consideration. Moreover, at the Effective Time, each outstanding option to purchase shares of Company Common Stock as of immediately prior to the Effective Time, whether vested or unvested, will be canceled and the holder thereof will be entitled to receive an amount in cash equal to the product of the number of shares of Company Common Stock subject to such option, multiplied by the excess of the Merger Consideration over the exercise price per share, provided that any such option with an exercise price per share equal to or greater than the Merger Consideration will be canceled for no consideration.

The Merger Agreement contains customary representations and warranties of the Company. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, including covenants relating to (i) conducting its business in the ordinary course and (ii) refraining from taking certain types of actions without Parent’s consent.

The consummation of the Merger is subject to certain closing conditions, including, among other things: (i) the approval of the Company’s stockholders; (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the receipt of certain other regulatory approvals or consents; (iv) the absence of legal restraints prohibiting the Merger and (v) other customary conditions specified in the Merger Agreement.

During the period beginning on the date of the Merger Agreement and continuing until midnight, New York City time, on August 26, 2023 (i.e., one minute after 11:59 p.m., New York City time, on August 25, 2023) (the “Go-Shop Period”), the Company may initiate, solicit, facilitate and encourage, whether publicly or otherwise, any alternative acquisition proposals from third parties and provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. After the end of the Go-Shop Period, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that, until and including September 4, 2023 (the “Go-Shop Extension Period”), the Company may continue to engage in the aforementioned activities with any third parties that contacted the Company and made a bona fide alternative acquisition proposal during the Go-Shop Period that the Board has determined constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below) (each, an “Excluded Party”).

Notwithstanding the limitations applicable after the end of the Go-Shop Period, prior to obtaining the approval by the Company’s stockholders, the Company may under certain circumstances provide non-public information to, and participate in discussions or negotiations with, third parties with respect to any unsolicited alternative acquisition proposal that the Board has determined constitutes or would reasonably be expected to result in a Superior Proposal. A “Superior Proposal” is a bona fide written Takeover Proposal (as defined in the Merger Agreement, with references to “20%” in the definition thereof deemed to be references to “50%”) made by an unaffiliated third-party after the date of the Merger Agreement that did not result from a breach of the relevant provisions of the Merger Agreement that the Board or any duly authorized committee thereof has determined, in its good faith judgment, and after consultation with its financial advisors and outside legal counsel, (i) would be more favorable to the Company’s stockholders than the Merger Transactions (as defined in the Merger Agreement) from a financial point of view (taking into account any written commitment from Parent to effect revisions to the terms of the Merger Transactions delivered by Parent in accordance with the terms of the Merger Agreement) and (ii) is reasonably capable of being completed in accordance with the terms of such Takeover Proposal, taking into account all legal, regulatory, financial, financing and other aspects of such proposal (including the terms and sources of financing, market conditions, the form of consideration and the timing of and conditions to consummating such transaction).

On the terms and subject to the conditions set forth in the Merger Agreement, prior to obtaining the approval by the Company’s stockholders, the Board may, among other things, (i) change its recommendation that the Company’s stockholders adopt the Merger Agreement or (ii) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a match right period. Notwithstanding a change in the recommendation by the Board, unless the Company terminates the Merger Agreement, the Company is still required to convene the meeting of its stockholders to vote on the adoption of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (i) either party to terminate the Merger Agreement if the Merger is not consummated by February 5, 2024, (ii) the Company to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal and (iii) Parent to terminate the Merger Agreement if the Board changes its recommendation with respect to the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive acquisition agreement (i) prior to the expiration of the Go-Shop Period or (ii) with an Excluded Party prior to the expiration of the Go-Shop Extension Period, the amount of the termination fee will be $5,285,000. If the termination fee becomes payable in other circumstances, the amount of the termination fee will be $10,570,000. If the Company terminates the Merger Agreement because Parent fails to consummate the Merger when required by the Merger Agreement, the Company will be entitled to a termination fee of $21,140,000.

Parent has obtained equity financing commitments from certain affiliates of Parent, and debt financing commitments from certain third party lenders, to fund the transactions contemplated by the Merger Agreement. The Merger Agreement requires Parent to use its reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments. The Company is entitled to seek specific performance, on the terms and subject to the conditions set forth in the Merger Agreement and the applicable equity commitments, to force Parent to close the transaction if all closing conditions are met.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreement

On August 5, 2023, concurrently with the execution of the Merger Agreement, Parent and the Company entered into a voting and support agreement (the “Voting Agreement”) with Indaba Capital Management, L.P., Indaba Capital Fund, L.P., IC GP, LLC and Derek Schrier (collectively, the “Specified Stockholders”), who, directly or indirectly, collectively beneficially own approximately 25% of the outstanding shares of Company Common Stock (the “Covered Shares”), pursuant to which, among other things, each Specified Stockholder has (i) agreed to vote (or cause to be voted) all of its Covered Shares in favor of, among other things, approval of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger) and against any alternative Takeover Proposal and (ii) agreed, subject to certain exceptions, not to transfer its Covered Shares during the term of the Voting Agreement; provided, that the Voting Agreement will terminate in the event that, among other things, the Board changes its recommendation that the Company’s stockholders adopt the Merger Agreement.

Item 8.01  Other Events

On August 7, 2023, the Company issued a press release announcing it had entered into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of August 5, 2023, by and among Tabula Rasa HealthCare, Inc, Locke Buyer, LLC and Locke Merger Sub, Inc.

10.1	Voting and Support Agreement, dated as of August 5, 2023, by and among Tabula Rasa HealthCare, Inc, Locke Buyer, LLC and the stockholders party thereto

99.1	Press Release dated August 7, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

Forward-Looking Statements

This communication contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “will,” “plan,” “project,” “seek,” “should,” “target,” “would,” and similar expressions or variations intended to identify forward-looking statements.

These statements are based on the beliefs and assumptions of TRHC’s management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include but are not limited to the following: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by TRHC’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for TRHC will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require TRHC to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on TRHC ability to attract, motivate or retain key executives and employees,  its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from TRHC’s ongoing business operations; (viii) the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; and (ix) (A) any other risks discussed in Part I, Item 1A, “Risk Factors” in the TRHC’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and (B) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Actual results could differ materially from those anticipated in the forward-looking statements. TRHC disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Participants in the Solicitation

TRHC and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of TRHC in favor of the proposed transaction. Information about TRHC’s directors and executive officers is set forth in TRHC’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023.  To the extent holdings of TRHC’s securities by its directors or executive officers have changed since the amounts set forth in such 2023 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information concerning the interests of TRHC’s participants in the solicitation, which may, in some cases, be different than those of TRHC’s stockholders generally, will be set forth in TRHC’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of TRHC by Locke Buyer, LLC, an affiliate of Nautic Partners. In connection with the proposed transaction, TRHC intends to file relevant materials with the SEC, including TRHC’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF TRHC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING TRHC’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge within the Investor Relations section of TRHC’s website http://ir.trhc.com or upon request from TRHC’s Investor Relations Department.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

Date: August 7, 2023	By:	/s/ Brian W. Adams
		Name:	Brian W. Adams
		Title:	President and Chief Executive Officer